                                                                  EXHIBIT 10.18

                              CONSULTING AGREEMENT

     This Agreement (this "Agreement") is entered into as of February 1, 1999 by and between CS Wireless Systems, Inc. (the "Company") and Thomas Dixon (the "Consultant").

     The party hereto agree as follows:

1. ENGAGEMENT. Company hereby engages Consultant and Consultant hereby agrees to hold himself available to render, and to render at the request of Company, independent advisory and consulting services, as more specifically described in
SECTION 4 below, for Company and its affiliates, to the best of his ability, upon the terms and conditions hereinafter set forth.

2. TERM. The term of this Agreement shall begin as of the date of this Agreement and continue in accordance with the terms hereof for twelve (12) months ("The Term").

3. COMPENSATION. As compensation for all services rendered by Consultant under this Agreement, Company shall pay Consultant the following sums:

     (a) During the term of this Agreement, Company shall pay to Consultant each month the sum of Thirteen Thousand and no/100 Dollars and No/100 ($13,000) per month, which shall be paid, in advance on the first business day of each month, commencing February 1, 1999 and thereafter until and through January 1, 2000, at which time the final payment hereunder shall be made.

     (b) The Company shall pay to Consultant success fees (collectively, "Success Fees") in connection with the matters set forth on SCHEDULE 1 attached hereto and incorporated herein by reference.

     (c) All compensation payable hereunder shall be paid without deduction, including no deduction for federal income, withholding, social security, or state payroll, unemployment or income taxes. Consultant shall be solely responsible for paying all such taxes and any other amounts required by federal, state or local law as a result of the compensation paid to Consultant hereunder.

4. DUTIES. Consultant shall hold himself available to render, and shall render to the Company and its affiliates from time to time, consulting services, including, without limitation, advice and assistance relating to the following:

     (a) Provide operational and technical assistance to the Company in connection with the negotiating, preparation and filing of applications with the FCC for authority for two-way use of MMDS spectrum in the Target Markets;

     (b) Assist the Company in preserving and enhancing the value of its interests, rights and obligation relative to ITFS leases and MMDS licenses and leases in the Target Markets;

     (c)  Assist the Company with respect to its operations; and

     (d) Assist the Company with respect to such transition matters as the Company may reasonable request.

     Consultant shall render all services conscientiously and shall devote his reasonable commercial efforts and abilities thereto, at such times during the term hereof, and in such manner, as Company and Consultant shall mutually agree, it being acknowledged that Consultant's services shall be non-exclusive and performed at such places and at such times as mutually agreed upon by the Company and Consultant. Consultant shall be available at least sixty (60) hours each month, at such times as reasonably requested by the Company, to provide consulting services at such locations in the Target Markets as may be reasonably requested by Company. Consultant shall observe all policies and directives promulgated from time to time by Company's Officers.

5. EXPENSES AND SUPPORT. Consultant shall be reimbursed by Company for all reasonable business expenses (including, without limitation, mileage, telephone, data communication, etc.) which are deductible by Company for U.S. federal income tax purposes and which were incurred by Consultant during the performance of his services hereunder. Company's obligation to reimburse Consultant pursuant to this Section shall be subject to the presentation to Company by Consultant of an itemized account of such expenditures, together with supporting vouchers, in accordance with Company's policies as in effect from time to time. The Company shall reimburse Consultant's expenses within ten (10) days of Company's receipt of the itemized account of expenditures. Expenses incurred by Consultant in excess of $500 per month must be approved in advance by the Company or Consultant shall not receive reimbursement from the Company. Each month, the Company shall pay to Consultant on the first business day, an allowance of Seven Hundred Fifty Dollars ($750) to cover the cost of such office space, office equipment, telephone lines, facsimile lines and equipment and secretarial support as may reasonably be necessary for Consultant to perform the services described herein. During the Term, Company shall furnish to Consultant a desk top computer selected by the Company. Consultant shall not procure or occupy office space in any premises leased or owned by the Company, without the prior written consent of the Company.

6. LITIGATION. Consultant shall cooperate reasonably with the Company, including the giving of truthful testimony, in the course of present or future litigation about which Consultant has knowledge, and shall use his best efforts to be available for depositions and other activities concerning such matter or other matters without the necessity of a subpoena, provided that once that services are requested by the Company, the Company shall reimburse Consultant for all reasonable out-of-pocket expenses in providing such services and shall pay Consultant a per diem based on the compensation payable pursuant to SECTION 3(A), or such other reasonable per diem as may be mutually agreed upon between Consultant and the Company based upon the then current industry standards. The parities agree that this section shall not apply to litigation in which the Company is, or may reasonably be expected to become, adverse to Consultant.

7. TERMINATION. Either party may terminate this Agreement in the event the other party breaches any material term hereof and such breaching party does not cure such default within thirty (30) days following receipt of notice of such breach. Upon such termination, the Company shall pay Consultant all compensation due through the effective date of termination, pro rated for any partial month in which Consultant rendered services. In the event the Company terminates this Agreement in the absence of any breach by Consultant of a material term hereof, (i) the Company shall immediately pay to Consultant, in cash, all compensation payable for the remainder of the Term (without giving effect to the early termination), (ii) all rights of Consultant to the Success Fees (defined herein) shall immediately vest and immediately become due and payable. and (iii) Consultant shall be released from all obligations hereunder, other than the obligations set forth in SECTION 9. In the event of death or disability resulting in the inability of Consultant to perform the duties of Consultant set forth herein, this Agreement may be terminated at the option of Company immediately and all compensation due hereunder shall cease as of the date of death or disability, provided that the Company pays to Consultant all sums then due. The Consultant shall have no rights to the Success Fee, if any, payable with respect to a Triggering Event occurring subsequent to death or disability.

8. NON-COMPETITION. Because Consultant's services to the Company are special and because Consultant had access to and been responsible for developing a portion of the Company's confidential information, Consultant covenants and agrees that from the date hereof through the termination of the Agreement that he will not, directly or indirectly, either on his own behalf or on behalf of any person, partnership, corporation or otherwise, (i) engage in any business or undertaking directly competitive with the wireless cable television, cable television, subscription television, direct broadcast satellite, direct-to-home, wired video programming, non-wired video programming, wireless Internet access, wireless fixed telephony or other fixed wireless information businesses (the "Related Business") being carried on by the Company or its subsidiaries in any market serviced by the Company or any such subsidiary or (ii) be employed by or provide consulting services to or be an investor, limited partner or shareholder in, any entity or other person engaged in the Related Business within 35 miles from the originally listed and approved FCC broadcast point for each operating entity from which the Company or any of its subsidiaries does business at the Effective Date. The parties agree that the time period and geographical area of non-competition specified above are applicable to the restrictions set forth in
(i) and (ii) of the preceding sentence and are reasonable and necessary in light of the transactions entered into in this Agreement. If, however, it shall be determined at any time by a court of competent jurisdiction that either the time period restriction or the geographical area restriction, or both, are invalid or unenforceable, the parties agree that any such invalid restriction shall be amended and reformed to the extent necessary to make same valid and enforceable in the determination of said court, and such restriction, as so amended, shall be enforceable between the parties to the same extent as if such amendment had been made as of the date of this Agreement. This Section shall not apply to investments constituting not more than 5% of the common equity of a publicly traded or privately held company.

9.   CONFIDENTIAL INFORMATION.

     (a) In connection with this Agreement, the Company may desire to disclose to Consultant certain proprietary information on a confidential basis. This proprietary information ("Information") includes any and all technical and non-technical information, including without limitation, information concerning financial, accounting or marketing reports, business plans, analyses, forecasts, predictions, projections, intellectual property, trade secrets and know-how. Information may take the form of documentation, drawings, specifications, software, technical or engineering data, and other forms, and may be communicated orally, in writing, by electronic or magnetic media, by visual observation and by other means.

     (b) With respect to Information disclosed under this Agreement, Consultant and its Representatives (defined below) shall:

           (i) hold the Information in confidence, exercising a degree of care not less than the care used by Consultant to protect its own proprietary or confidential information that it does not wish to disclose, and in no event exercise less than a reasonable degree of care;

          (ii) restrict disclosure of the Information solely to those Representatives with a need to know and not disclose it to any other person;

         (iii) advise those Representatives to whom the Information is disclosed of their obligations as set out herein with respect to the Information; and

          (iv) use the Information only in connection with the performance of its duties under this Agreement, except as may otherwise be mutually agreed upon in writing, and reproduce such Information only to the extent necessary for such purpose.

     (c) "Representatives" means the controlled and controlling affiliates of Consultant, and the directors, officers, employees, attorneys, consultants and other agents and advisors of Consultant or of the controlled and controlling affiliates of Consultant. Consultant shall take all reasonably necessary measures to restrain its Representatives from unauthorized disclosure or use of Information.

     (d) Information shall be deemed the property of the Company and, within five (5) business days upon written request from the Company, Consultant will return all such Information received in tangible form to the Company, or at the Company's written request, will destroy all such Information; Consultant shall deliver to the Company written certification that the documents have been destroyed. If Consultant loses or makes an unauthorized disclosure of the Company's Information, it shall notify the Company immediately and use reasonable efforts to retrieve and protect the lost or wrongfully disclosed Information.

     (e) Consultant shall have no obligation to preserve the proprietary nature of any Information which:

           (i) was known to Consultant before the date of this Agreement free of any obligation to keep it confidential except for Information provided by Company to Consultant prior to the execution of this Agreement, which Information shall be deemed confidential;

          (ii) is or becomes publicly available by means other than unauthorized disclosure;

         (iii) is developed by or on behalf of Consultant independent of any Information furnished by Company or at its request;

          (iv) is received from a third party whose disclosure does not violate any confidentiality obligation; or

           (v) is required to be disclosed pursuant to order of a court of competent jurisdiction or a governmental agency (but only for the purpose and to the extent of such required disclosure). In such circumstances, Consultant shall provide the Company notice and a reasonable opportunity to object to such proposed disclosure.

10. INDEPENDENT CONTRACTOR. It is expressly agreed that Consultant is acting as an independent contractor in performing his services hereunder. Company shall carry no Workmen's Compensation insurance for the benefit of Consultant. Company shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits which might be expected in an employer-employee relationship. Notwithstanding the foregoing, the parties acknowledge the existence of that certain Separation Agreement dated of even date herewith which provides for certain rights and obligations of the parties hereto.

11. ASSIGNMENT. This Agreement is a personal one, being entered into in reliance upon and in consideration of the singular personal skill and qualifications of Consultant. Consultant shall therefore not voluntarily or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to the terms of this Agreement without the prior written consent of the Company. Any attempted assignment or transfer by Consultant of its obligation without such consent shall be wholly void. Company may assign this Agreement to an affiliate provided that the Company shall remain liable for all sums due to Consultant.

12. MODIFICATION OF AGREEMENT. This Agreement may be modified by the parties hereto only by a written supplemental agreement executed by both parties.

13. NOTICE. Any notice required or permitted to be given hereunder shall be sufficient if in writing, and if sent by registered or certified mail, postage prepaid, by overnight courier, or by facsimile, addressed as follows:

          IF TO COMPANY:      CS Wireless Systems, Inc.
                              Attn:  Chief Executive Officer
                              1101 Summit Avenue
                              Plano, Texas 75074
                              Facsimile (972) 398-1110

          IF TO CONSULTANT:   Thomas Dixon
                              3600 Alma Road, #3912
                              Richardson, Texas 75080

or to such other address as the parties hereto may specify, in writing, from time to time. Such notice shall be effective as of the date of receipt in the event of certified mail, overnight courier or facsimile.

14. WAIVER OF BREACH. The waiver by either party of any breach of any provision of this Agreement shall not operate to be construed as a waiver of any subsequent breach.

15. TITLES. The titles of the Sections herein are for convenience of reference only and are not be to be considered in construing this Agreement.

16. GOVERNING LAW. This Agreement, and its interpretation, validity and performance, shall be construed and enforced in accordance with the laws of the State of Delaware.

17. ENTIRE AGREEMENT. This Agreement contains the entire contract of the parties with respect to the subject matter hereof and supersedes all agreements and understandings between the parties concerning the subject matter hereof.

18. ADDITIONAL COVENANT OF COMPANY. In the event the Company commences a proceeding under the applicable bankruptcy laws of the United States, the Company shall assume this Consulting Agreement

     Executed as of the date first above written.

COMPANY:                                CONSULTANT:

CS WIRELESS SYSTEMS, INC.               THOMAS DIXON

By: _____________________               _____________________
Name:____________________
Title:___________________